Exhibit 99.1

Investor Contact:	Media Contact:

Allegra Perry	Colin Wheeler
ir@vfc.com	corporate_communications@vfc.com

VF CORPORATION ANNOUNCES PARTICIPATION AT THE WELLS FARGO 8TH ANNUAL

CONSUMER CONFERENCE

DENVER, September 17, 2025 – VF Corporation (NYSE: VFC) announced today that Bracken Darrell, President and CEO, and Paul Vogel, CFO, will participate in a fireside chat at the Wells Fargo 8th Annual Consumer Conference, being held today Wednesday, September 17, 2025 at 8:00 a.m. PT.

The event will be broadcast live via the Internet, accessible at ir.vfc.com. For those unable to listen to the live broadcast, an archived version and transcript will be available at the same location following the event.

About VF

VF Corporation is a portfolio of leading outdoor, active and workwear brands, including The North Face®, Vans®, Timberland® and Dickies®. VF is committed to providing consumers with innovative products that are rooted in performance and elevated design, while delivering sustainable and long-term value for its employees, communities, and shareholders. For more information, please visit vfc.com.

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